EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated January 4, 2016 with respect to the financial statements of TSC UITS 18, comprising TSC Zacks Dividend Leaders Portfolio, 1Q 2016, TSC Sabrient Earnings Advantage Portfolio, 1Q 2016 and TSC Dow(R) Strategic 10 Portfolio, 1Q 2016, contained in Amendment No. 1 to the Registration Statement and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


                                   /S/ GRANT THORNTON LLP

Chicago, Illinois
January 4, 2016